Exhibit 23(g)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this amended Registration Statement on Form F-4 of our report dated April 14, 2004, relating to the consolidated financial statements of Stratus Technologies International, S.á r.l., which appears in such amended Registration Statement. We also consent to the reference to us under the heading “Experts” in such amended Registration Statement.

/S/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

June 4, 2004